Exhibit 10.61

SHARE REPURCHASE AGREEMENT

dated as of

November 13, 2018

between

AXA S.A.

and

AXA Equitable Holdings, Inc.

ii

SHARE REPURCHASE AGREEMENT

This Share Repurchase Agreement, dated as of November 13, 2018 (this “Agreement”), is made between AXA S.A., a société anonyme organized under the laws of France (“AXA”), and AXA Equitable Holdings, Inc., a Delaware corporation (the “Company”).

WHEREAS, on November 6, 2018, the Company received notice from AXA that AXA intends to offer and sell shares of common stock of the Company, par value $0.01 (the “Common Stock”), pursuant to the registration statement on Form S-1 to be filed by the Company on or about the date hereof in an underwritten registered offering (the “Secondary Offering”);

WHEREAS, concurrently with the Secondary Offering, AXA wishes to sell to the Company, and the Company wishes to purchase from AXA, shares of Common Stock on the terms and subject to the conditions set forth in this Agreement (the “Repurchase Transaction”); and

WHEREAS, the independent and disinterested directors of the audit committee (the “Committee”) of the board of directors of the Company (the “Board”) have approved the Repurchase Transaction.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Article 1

SALE AND REPURCHASE

1.1 Repurchase. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), AXA shall sell and transfer to the Company, and the Company shall purchase from AXA, 20,000,000 shares of Common Stock (the “Firm Shares”), plus up to an additional 10,000,000 shares of Common Stock (the “Option Shares” and, together with the Firm Shares, the “Repurchased Shares”) as determined by AXA in a written notice delivered at or prior to the time of the pricing of the Secondary Offering (the “Notice”), provided that the number of Repurchased Shares multiplied by the Per Share Purchase Price may not exceed $740 million. The price for each Repurchased Share shall be the per share price to be paid by the underwriters to AXA in connection with the Secondary Offering, pursuant to that certain underwriting agreement to be entered into by and among AXA, the Company and each of the underwriters party thereto (which price AXA hereby represents to the Company is net of all underwriting discounts and commissions payable by AXA to the underwriters in connection with the Secondary Offering) (the “Per Share Purchase Price”).

1.2 Closing. The closing of the Repurchase Transaction (the “Closing”) shall be held at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, NY 10022 at the time specified for the closing in the underwriting agreement for the Secondary Offering, subject to the satisfaction or waiver of the conditions set forth in Section 1.3 below (the date on which the Closing actually occurs is referred to herein as the “Closing Date”). At the Closing:

(a) AXA shall deliver or cause to be delivered to the Company all right, title and interest in and to the Repurchased Shares, free and clear of all liens, claims, security interests and other encumbrances, together with all documentation reasonably necessary to transfer to the Company such right, title and interest.

(b) Subject to clause (d) below, the Company shall pay to AXA the aggregate Per Share Purchase Price for the Repurchased Shares in immediately available funds by wire transfer to an account in accordance with the instructions provided by AXA to the Company no later than two business days prior to the Closing.

(c) AXA agrees to pay all stamp, stock transfer and similar duties, if any, in connection with the Repurchase Transaction.

(d) The Company shall be entitled to deduct and withhold from the amounts payable to AXA hereunder in respect of the Repurchased Shares such amounts as are required to be deducted or withheld pursuant to the Internal Revenue Code of 1986, as amended, and the applicable Treasury regulations thereunder; provided that if AXA provides to the Company a duly completed and executed IRS Form W-8BEN-E demonstrating entitlement to the 5% withholding tax rate on dividends under the income tax treaty between the United States and France, then the Company shall withhold tax at such 5% rate on the amounts that are treated as a dividend for U.S. tax purposes.

1.3 Closing Conditions.

(a) The obligation of AXA to sell the Repurchased Shares to the Company and the obligation of the Company to purchase and pay for the Repurchased Shares on the Closing Date are subject to the consummation of the Secondary Offering.

(b) The obligation of the Company to purchase and pay for the Repurchased Shares on the Closing Date is subject to the satisfaction or waiver of the following additional conditions:

(i) each representation and warranty made by AXA in Article 2 below shall be true and correct on and as of the Closing Date as though made as of the Closing Date.

(ii) that after giving effect to the Repurchase Transaction (A) the actual, current value of the assets of the Company will exceed the total amount of the Company’s total liabilities by an amount greater than the Company’s capital as defined in the Delaware General Corporation Law; (B) the Company will be able to pay its liabilities as they become absolute and mature; (C) the Company will not have an unreasonably small amount of capital for the business in which it is engaged or intends to engage; and (D) the Company will be able to continue as a going concern.

(iii) the Committee shall have received an opinion from a nationally recognized investment banking or financial advisory firm regarding the Per Share Purchase Price to be paid by the Company (which opinion has not been withdrawn prior to the Closing), in a form acceptable to the Committee.

(c) The obligation of the Company to purchase and pay for the Option Shares on the Closing Date is also subject to the additional condition that the Company has received the Notice.

(d) The obligation of AXA to sell the Repurchased Shares on the Closing Date is subject to the additional condition that each representation and warranty made by the Company in Article 3 below shall be true and correct on and as of the Closing Date as though made as of the Closing Date.

Article 2

REPRESENTATIONS AND WARRANTIES OF AXA

AXA hereby makes the following representations and warranties to the Company:

2.1 Existence; Power and Authority. AXA has been duly incorporated and is validly exiting as a société aonyme under French law, with full power and authority to execute and perform its obligations under this Agreement; and all action required to be taken for due and proper authorization, execution and delivery by it of this Agreement and the consummation of the transaction contemplated hereby has been duly and validly taken.

2.2 Authorization. This Agreement has been duly authorized, executed and delivered by or on behalf of AXA. The place of execution of this Agreement by or on behalf of AXA was New York, New York.

2.3 No Conflicts. The execution and delivery by AXA of, and the performance by AXA of its obligations under, this Agreement and the consummation by AXA of any other of the transactions contemplated hereby, or the fulfillment by AXA of such terms will not result in a breach of any of the terms or provisions of, or constitute a default under, any instrument, agreement or order to which AXA is a party or by which AXA is bound or infringe any law, regulation, order, rule, decree or statute applicable to AXA and are not contrary to the provisions of the constitutional documents of AXA.

2.4 Title. AXA has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Repurchased Shares free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Repurchased Shares or a security entitlement in respect of such Repurchased Shares.

Article 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the following representations and warranties to AXA:

3.1 Existence; Power and Authority. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to execute and perform its obligations under this Agreement; and all action required to be taken for due and proper authorization, execution and delivery by it of this Agreement and the consummation of the transaction contemplated hereby has been duly and validly taken.

3.2 Authorization. This Agreement has been duly authorized, executed and delivered by or on behalf of the Company.

3.3 No Conflicts. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the consummation by the Company of any other of the transactions contemplated hereby, or the fulfillment by the Company of such terms will not result in a breach of any of the terms or provisions of, or constitute a default under, any instrument, agreement or order to which the Company is a party or by which the Company is bound or infringe any law, regulation, order, rule, decree or statute applicable to the Company and are not contrary to the provisions of the constitutional documents of the Company.

3.4 Sufficient Funds. The Company will have, as of the Closing Date, access to legally available funds sufficient to consummate the Repurchase Transaction.

Article 4

MISCELLANEOUS

4.1 Termination. This Agreement may be terminated prior to the Closing (a) by mutual written consent of the Company (at the direction of the disinterested and independent directors of the Audit Committee) and AXA or (b) by either the Company (at the direction of the disinterested and independent directors of the Audit Committee) or AXA on or after 6:00 p.m. Eastern Time on December 1, 2018 if the Closing shall not have occurred by such date.

4.2 Further Assurances. Each party hereto agrees to execute and deliver, or cause to be executed and delivered, such agreements, instruments and other documents, and take such other actions consistent with the terms of this Agreement, as the other party may reasonably require from time to time in order to carry out the purposes of this Agreement.

4.3 Expenses. Each party agrees to pay its own costs and expenses associated with this Agreement and the Repurchase Transaction.

4.4 Survival. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby.

4.5 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only by written agreement executed by the parties hereto.

4.6 Assignment; Binding Agreement. This Agreement and the rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto, and neither party may assign any of its rights or delegate any of its obligations hereunder without the express written consent of the other party.

4.7 No Third Party Beneficiaries. Nothing in this Agreement shall convey any rights upon any person or entity which is not a party or a successor or permitted assignee of a party to this Agreement.

4.8 Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties with respect to the subject matter of this Agreement, and supersedes all prior representations, agreements and understandings, written or oral, with respect to the subject matter hereof.

4.9 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law. To the extent that any such provision is so held to be invalid, illegal or unenforceable, the parties shall in good faith use commercially reasonable efforts to find and effect an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

4.10 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original (including signatures delivered via facsimile or electronic mail) with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto may deliver this Agreement by facsimile or by electronic mail and each party shall be permitted to rely on the signatures so transmitted to the same extent and effect as if they were original signatures.

4.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD APPLY THE LAW OF ANOTHER JURISDICTION.

4.12 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated thereby; provided that such consent to jurisdiction is solely for the purpose referred to in this Section 4.12 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of New York other than for such purpose. Each of the parties hereby agrees not to commence any such action, suit or proceeding other than before one of the above-named courts. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4.13 Notices.

Unless otherwise provided in this Agreement, all notices and other communications provided for hereunder shall be dated and in writing and shall be deemed to have been given (i) when delivered, if delivered personally, sent by confirmed telecopy or sent by registered or certified mail, return receipt requested, postage prepaid, provided that such delivery is completed during normal business hours of the recipient, failing which such notice shall be deemed to have been given on the next business day, (ii) on the next business day if sent by overnight courier and delivered on such business day within ordinary business hours and, if not, the next business day following delivery; and (iii) when received, if received during normal business hours and, if not, the next business day after receipt, if delivered by means other than those specified above. Such notices shall be delivered to the address set forth below, or to such other address as a party shall have furnished to the other party in accordance with this Section.

To AXA:

25 Avenue Matignon

75008 Paris, France

Attention: General Counsel

Telephone: +33 (1) 40 75 48 68

E-mail: helen.browne@axa.com

To the Company

AXA Equitable Holdings, Inc.

1290 Avenue of the Americas

New York, New York 10104

Attention: Dave Hattem, General Counsel

Telephone: (212) 314-3863

E-mail: dave.hattem@axa.us.com

4.14 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature Page Follows]

In witness whereof, the parties have caused this Share Repurchase Agreement to be executed and delivered as of the date first above written.

AXA S.A.

By:	/s/ Nicolas Leclercq
Name:	Nicolas Leclercq
Title:	Attorney-in-Fact

AXA EQUITABLE HOLDINGS, INC.

By:	/s/ Anders Malmström
Name:	Anders Malmström
Title:	Senior Executive Vice President and Chief Financial Officer

[Signature Page to Share Repurchase Agreement]